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                                  EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT


         This Agreement is made and entered this the 10th day of March, 1997, effective as stated herein, by and between BroadBand Technologies, Inc., a Delaware corporation (the "Corporation"), and David E. Orr (the "Executive").

         WHEREAS, the Executive desires to be employed by the Corporation as its President and Chief Executive Officer ("CEO") upon the terms and conditions provided herein; and

         WHEREAS, the Corporation desires to employ the Executive as its President and CEO upon the terms and conditions provided herein; and

         WHEREAS, the Executive acknowledges that this employment agreement and the compensation and benefits provided herein are valuable consideration to which he is not otherwise entitled; and

         WHEREAS, the Corporation desires to receive from the Executive certain promises contained herein, including but not limited to the noncompetition and nonsolicitation covenants set forth herein; and

         WHEREAS, the Executive acknowledges that his employment with the Corporation is conditioned, in part, upon his agreement to observe the noncompetition and nonsolicitation covenants set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Corporation agree as follows:


                  EMPLOYMENT. SUBJECT TO AND UPON THE TERMS AND CONDITIONS HEREIN PROVIDED, THE CORPORATION HEREBY AGREES TO EMPLOY THE EXECUTIVE AND THE EXECUTIVE HEREBY AGREES TO BE EMPLOYED BY THE CORPORATION DURING THE TERM OF AGREEMENT AS DEFINED IN SECTION 2 HEREOF.



         2. Term of Agreement and Duties. The term of this Agreement shall commence on April 1, 1997 (the "Effective Date") and shall terminate on the first to occur of (i) the termination of this Agreement as provided herein, or
(ii) March 31, 2002; provided, however, that if neither party has given written notice to the other, at least one (1) year prior to the expiration date then in effect, of the intention not to renew the Agreement beyond such expiration date, then the Term of this Agreement shall automatically extend for an additional one
(1) year at the conclusion of such expiration date. The period during which this Agreement is in effect is referred to herein as the "Term of Agreement". If the Executive's employment with the Corporation continues beyond the Term of Agreement, such continued employment shall be at will and, except as specifically noted herein, no provision or condition of this Agreement shall govern such extended employment.


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         3. Position and Responsibilities. During the Term of Agreement, the
Executive shall be employed as President and CEO of the Corporation. While so employed, the Executive agrees to devote his full time and attention to carrying out his duties and responsibilities under this Agreement and all duties and responsibilities directed by the Board of Directors of the Corporation (the "Board"), and the Executive shall use his best efforts, skills and abilities to further the interests of the Corporation. The Executive shall serve under the direction and supervision of the Board. The Executive may not serve on the board of directors of any other business entity unless (i) such entity is not engaged, directly or indirectly, in competition with the business of the Corporation, as determined by the Board in its discretion, (ii) such service would not interfere with the Executive's obligations to the Corporation, (iii) the Executive obtains the prior express written consent of the Board, and (iv) the Executive adheres to such limitations as may imposed by the Board in granting such consent.

         4. Director. The Corporation shall present the Executive for election as a member of the Board as soon as possible following the Effective Date as is reasonable in the normal course of operations of the Corporation, and the Executive agrees to accept any such election and to serve in such capacity during all or any part of the Term of Agreement without any additional compensation therefor.

         5.       Compensation.

                  5.1 Base Salary. The Corporation shall pay the Executive a base salary, in periodic installments in accordance with the Corporation's usual payroll practice for senior management-level employees of the Corporation as these employees are described by the Corporation ("Senior Management"), at an annual rate of at least $350,000, which amount may be increased by the Board as part of its customary annual compensation review process.

                  5.2 Incentive Bonus. For the period beginning on the Effective Date and ending on March 31, 1998, the Executive shall be entitled to an incentive bonus in the amount of at least $175,000; during such period, the Executive shall not otherwise participate in any incentive compensation or bonus arrangements for other employees of the Corporation. Said bonus shall be payable on or about April 1, 1998. During the period beginning January 1, 1998 and ending on the date on which this Agreement terminates, the Executive shall be entitled to participate in the Corporation's incentive compensation program, if any, in accordance with its terms, as determined by the Board in its discretion; provided, however, that the annual target bonus for the Executive under such program shall be at least 50% of his annual base salary.


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                  5.3 Signing Bonus. The Executive shall be entitled to a
         signing bonus in the amount of $4,000,000 (the "Bonus"), plus income with respect to such sum, payable as described in this Section 5.3. To fulfill its obligations under this Section 5.3, as soon as administratively possible after the Executive executes this Agreement the Corporation shall pay and deliver the sum of $4,000,000 to a bank or trust company mutually acceptable to the Executive and the Corporation, as trustee (the "Trustee") under a written trust agreement (the "Trust Agreement") between the Corporation and the Trustee. Such trust shall be designed as a rabbi trust, provided that it shall automatically convert to a secular trust upon the occurrence of certain events as specified in the Trust Agreement. The terms of the Trust Agreement shall be mutually agreed to by the Corporation and the Executive as soon as administratively possible following the date of this Agreement. All accrued income with respect to the Bonus shall be paid to the Executive quarterly commencing three months from the effective date of this Agreement, except as otherwise provided in the Trust Agreement. The principal of the trust plus all income accrued and unpaid thereon shall be paid to the Executive within the period specified in the Trust Agreement following the first to occur of the following events: (i) the fifth anniversary of the effective date of this Agreement, if this Agreement has not sooner terminated (other than as specified in clause (ii) below); or (ii) the date on which the Corporation terminates the Executive's employment other than for Cause (as defined in Section 8.3(a) below). Upon the Executive's Disability prior to the fifth anniversary of the effective date of this Agreement, a pro-rata portion of the Bonus and the income accrued and unpaid thereon, determined on the basis of the number of full or partial months of employment with the Corporation that the Executive has completed on the date of such Disability, shall be paid to the Executive within the period specified in the Trust Agreement following the date of such Disability. The Trustee shall be charged with investing and distributing the $4,000,000, as required by this Agreement and the Trust Agreement, and the overriding investment consideration shall be the preservation of principal. The rights of the Executive to sums held under the Trust Agreement shall not be transferable other than by will or the laws of descent and distribution. The Corporation's obligations under this Section 5.3 shall terminate immediately in the event of the Executive's death, or in the event that the Executive breaches this Agreement, the Executive voluntarily terminates his employment, or the Corporation terminates the Executive's employment for Cause (as defined in Section 8.3(a) below).

                  5.4 Restricted Stock Award. The Executive shall be entitled to a restricted stock award of shares of the Corporation's common stock with a value equal to $1,000,000 (rounded up to the next highest number of shares) calculated as of the last trading price of the Corporation's common stock on the date the Executive signs this Agreement (or, if not a business day, on the last business day prior to the date the Executive signs this Agreement). The terms and conditions of such award shall be substantially as set forth in the Restricted Stock Award Agreement attached hereto as Exhibit A and incorporated herein by reference.

                  5.5 Nonqualified Stock Option. The Corporation shall grant the Executive a nonqualified stock option (the "Option") to purchase 350,000 shares of the common stock of the Corporation, which Option shall become vested and exercisable upon the attainment of certain performance goals. The terms and conditions of the Option shall be substantially as set forth in the Nonqualified Stock Option Award
         Agreement attached hereto as Exhibit B and incorporated herein by reference.

         6.       Employee Benefits, Perquisites and Expenses.

                  6.1 General Benefit Plans. Except as provided otherwise in
         Section 5.2 above and in this Section 6.1, the Executive shall be entitled to participate in all of the Corporation's health, retirement, life insurance, stock option, and other benefit plans, programs or practices from time to time in effect for Senior Management in accordance with their terms; provided, however, that the Executive shall not be entitled to participate in any severance program or arrangement established for other employees of the Corporation; provided, further, that, subject to satisfying underwriting requirements, the Executive shall be entitled to participate in a disability program comparable to that provided to the Executive by Alcatel immediately prior to his termination of employment with Alcatel and, assuming that the Executive is insurable, the Executive shall be entitled to participate in an arrangement that provides term life insurance coverage of $2 million on the life of the Executive for so long as he is employed by the Corporation.

                  6.2 Nonqualified Retirement Plan. The Corporation shall establish a nonqualified deferred compensation/trust arrangement pursuant to which the Executive shall be entitled to defer all or a portion of his salary and bonus on an annual basis, in accordance with the provisions of the arrangement and the requirements of the Internal Revenue Code of 1986, as amended. In addition, the Corporation shall annually credit the amount of $82,000 on behalf of the Executive under such arrangement. The trust maintained in connection with such arrangement shall be designed as a rabbi trust, provided that it shall automatically convert to a secular trust upon the occurrence of certain events as specified therein. Subject to such reasonable limitations as are necessary for the arrangement to be considered deferred compensation, the Executive's benefits under such arrangement shall be fully vested at all times. The corpus of the trust maintained as part of such arrangement shall be invested as directed by the Board (or a committee to which the Board delegates this responsibility) after receiving input from the Executive as to his investment preferences. Such arrangement shall contain such other terms and conditions as shall be mutually agreed to by the Corporation and the Executive as soon as administratively possible following the date of this Agreement.

                  6.3 Vacation. The Executive shall be entitled to participate in the Corporation's holiday, sick leave and vacation policies in effect for Senior Management as may be established from time to time; provided, however, that in no event shall the Executive's annual vacation entitlement be less than the maximum amount of vacation to which any full-time member of Senior Management is entitled under such policies (currently 4 weeks). The Executive shall receive, within thirty (30) days after his employment terminates, a payment for any accrued but unused vacation at the termination of the employment of the Executive in accordance with the Corporation's vacation policy in effect at the time of termination.

                  6.4 Expenses. The Corporation shall reimburse the Executive for all reasonable and documented expenses incurred in connection with the performance of his duties hereunder and incurred in accordance with policies and procedures established from time to time by the Corporation. The Executive shall keep reasonably detailed and accurate records of expenses incurred in connection with the performance of his duties hereunder, and reimbursement therefor shall be made in accordance with policies and procedures to be established from time to time by the Corporation.

                  6.5 Relocation Package. In connection with the commencement of Executive's employment with the Corporation pursuant to this Agreement, the Corporation shall provide the Executive with certain relocation reimbursements in accordance with the Corporation relocation policy, a copy of which is attached hereto as Exhibit C and incorporated herein by reference. Notwithstanding the terms of such policy, (i) the Corporation shall provide Executive with a primary residence buy-out package comparable to that described in Exhibit D hereto; (ii) the Executive shall be entitled to reimbursement by the Corporation for costs incurred in connection with the acquisition of a primary residence in the Raleigh - Durham - Chapel Hill area up to a maximum of $15,000, which costs are limited to fees for loan origination, appraisals, title searches and insurance, surveys, termite inspections, attorney's fees and government-required recording charges, and (iii) the Executive shall be entitled to reimbursement or advance payment by the Corporation for reasonable expenses incurred in connection with moving his boat by land to the Wilmington, North Carolina, area.

                  6.6 Financial Planning Allowance. The Corporation shall reimburse the Executive for documented financial planning and legal expenses up to a maximum amount of $20,000 total for expenses incurred during the period commencing January 1, 1997, and ending March 31, 1998, and $10,000 total for expenses incurred during each consecutive twelve-month period thereafter during the Term of Agreement.

         7.       Noncompetition and Nonsolicitation Covenants.

                  7.1 Need for Covenants. The Executive acknowledges that the Corporation has expended, and is expected to expend, large amounts of time, money and effort in researching, developing, designing and testing its products, developing and keeping a committed management team, and manufacturing and marketing its products. The Executive further acknowledges that crucial to the success of the Corporation will be its ability to continuously develop superior design and manufacturing technologies for broadband and narrowband fiber optic loop systems which are trade secrets of the Corporation and which are not known to others engaged in similar businesses or ventures. The Executive further acknowledges that he will learn a great deal of information about the business of the Corporation, including its trade secrets and confidential information, including, but not limited to, customer and supplier lists, know-how, processes, and methods of doing business, and the Executive agrees that the Corporation is entitled to be protected from the possibility, both during and after the Executive's employment terminates, of the Executive becoming associated with a business which competes with the Corporation. The Executive further acknowledges that if he did become associated with such a business, such business would compete unfairly with the business of the Corporation in view of the trade secrets and confidential, proprietary information which will become known to the Executive by reason of being employed by the Corporation. The Executive further acknowledges that the nature of the Corporation's products are such that its natural market will be worldwide because fiber optic loop systems can be used worldwide wherever fiber optic cable and equipment can be used, and the Corporation's competition in fiber optic loop systems research and development is located throughout the world and competes in a worldwide market. Accordingly, the Executive hereby agrees that the time, geographic and other restrictions contained in this Agreement are reasonable to protect the legitimate interests of the Corporation and do not unfairly restrict or penalize the Executive.

                  7.2 Noncompetition Covenant. During the Restricted Period (as defined in Section 7.4 below) the Executive shall not Compete (as defined in Section 7.4 below), directly or indirectly, with the Corporation or any Affiliate (as defined in Section 7.4 below) of the Corporation by engaging in any line of business (as defined in Section
         7.4 below) in which on the Termination Date (as defined in Section 7.4 below) the Corporation or any Affiliate of the Corporation is engaged (or is planning to engage) in any Prohibited Location (as defined in Section 7.4 below).

                  7.3 Nonsolicitation Covenant. During the entire Restricted Period (as defined in Section 7.4 below), the Executive: (i) shall not interfere with, or seek to interfere with, the relationship between the Corporation or any Affiliate, and any of the employees of such entities, (ii) shall not interfere with, or seek to interfere with, the relationship between the Corporation or any Affiliate, and any of the suppliers of such entities, (iii) shall not solicit or otherwise encourage any employee of the Corporation or of any Affiliate to leave the employ of the Corporation or of any Affiliate, (iv) shall not interfere with, or seek to interfere with, the relationship between the Corporation or any Affiliate, and any customers of such entities, and
         (v) shall not utilize or disclose any personnel information about any employee of the Corporation or of any Affiliate, including but not limited to information regarding the employee's performance, abilities, responsibilities or functions.

                  7.4      Definitions.

                           (a). The terms "Compete" and "Competition," as used
                  herein, shall be deemed to include, without limitation, becoming or being an employee, owner, partner, consultant, agent, stockholder, director, officer of any person, partnership, firm, corporation or other entity (other than the Corporation or any Affiliate) which engages directly in (i) the business of broadband or narrowband fiber optic residential or small business access systems, or any systems that perform substantially similar functions, but does not include parts, software, components, or subsystems of said systems that the Corporation purchases from third party vendors for inclusion in the Corporation's systems without modification by the Corporation and/or (ii) any other business conducted by the Corporation or any Affiliate immediately prior to the date of termination of Executive's employment or in which the Corporation or any Affiliate shall at the time of termination of the Executive's employment with the Corporation be actively preparing to enter.

                           Notwithstanding the foregoing, the following shall
                  not constitute competition with the Corporation (i) ownership of five (5%) percent or less of any class of securities of any entity whose securities are publicly traded, or (ii) employment by a person or entity engaged in the business described above if all the following conditions are met: (1) the business described above constitutes less than five (5%) percent of the gross sales of the new employer on a consolidated basis, (2) the employer's stock or the stock of a parent company is publicly traded, (3) Executive shows to the satisfaction of the Corporation that Executive is employed in a division or department not engaged in the business described above and the duties of Executive do not require contact with the division or department engaged in the business described above, and (4) prior to the date of such employment Executive and Executive's new employer execute and deliver to the Corporation an agreement in form and substance reasonably satisfactory to the Corporation in which (x) Executive and his new employer represent that the conditions set forth in clauses (1), (2), and (3) above have been satisfied, (y) the new employer agrees not to obtain from Executive any proprietary information of the Corporation or to use, retain or disclose any such proprietary information of the Corporation which Executive may willfully or inadvertently disclose to such new employer in violation of any agreement between Executive and the Corporation, and (z) Executive reaffirms to the Corporation all obligations of Executive with respect to proprietary information of the Corporation contained in any agreement between the Corporation and Executive.

                           (b). The phrases "engage in a business" or "engage in
                  a line of business" and similar phrases shall be deemed to include marketing or otherwise selling products or researching, developing, designing, testing or manufacturing products or services or otherwise preparing to market or sell products or services.


                           (c). The term "Affiliate" shall mean any corporation,
                  partnership or other entity (i) which owns more than 50% of the voting securities of the Corporation, or (ii) in which the Corporation owns more than 50% of its voting securities, or
                  (iii) more than 50% of the voting securities of which are owned by a person or entity that owns more than 50% of the voting securities of the Corporation.

                           (d). The term "Prohibited Location" means the following:

                                    (i).    Any location within the United
                                            States;

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                                    (ii).   Any location within Canada;

                                    (iii).  Any location within England;

                                    (iv).   Any location within France;

                                    (v).    Any location within Italy;

                                    (vi).   Any location within Germany;

                                    (vii).  Any location within Taiwan; and

                                    (viii). Any location within Korea.

                  A competitor located outside a Prohibited Location shall be deemed to be competing in a Prohibited Location if the competitor either (i) Competes in the Prohibited Location by selling products in Competition in the Prohibited Location, or
                  (ii) is actively preparing to Compete in the Prohibited Location.

                  With respect to the covenant contained in Section 7.2 above, it is acknowledged by the Executive that the Corporation's competition in fiber optic loop systems research, development, marketing and sales is located throughout the world and competes in a worldwide market, and that unfair competition can only be prevented by enforcing this specific covenant in these prohibited locations specifically set forth in Section 7.4(d) above.

                           (e). The term "Restricted Period" shall mean the
                  period commencing on the date of this Agreement and ending upon the second anniversary of the Termination Date.

                           (f). The term "Termination Date" means the date on which the Executive's employment with the Corporation and its Affiliates terminates for any reason or no reason.

                  7.5 Benefits Conditioned upon Enforceability. Notwithstanding anything to the contrary contained in this Agreement, in the event that Sections 7.2 and/or 7.3 of this Agreement are determined to be unenforceable, to any extent, by a court or arbitration panel, whether by preliminary or final adjudication, the Corporation shall not be liable for any payments or benefits under Sections 8.1(c), 8.1(d), 9.3,
         9.4 and/or 9.5.

         8.       Payment to the Executive Upon Termination of Employment.

                  8.1 Termination Without Cause. The Corporation shall have the right to terminate Executive's employment at any time with or without cause. If the Corporation terminates the employment of the Executive without Cause (as defined in Section 8.3(a) below) other than during the three year period commencing on the effective date of a Change in Control (as defined in Section 11 below), the Term of Agreement shall terminate immediately thereafter and:

                           (a). the Corporation shall pay the Executive the
                  portion of his base salary in effect at the time of termination as he may be entitled to receive for services rendered prior to the date of such termination;

                           (b). the Corporation shall pay the Executive for any
                  accrued but unused vacation as set forth in Section 6.2;

                           (c). subject to the restrictions set forth in
                  Sections 7.5 and 10, the Corporation shall pay the Executive, at the end of each month for the first twenty-four (24) months following the date on which the Executive executes the release described in Section 10 below (the "Release Date"), an amount equal to one twelfth (1/12) of the sum of (x) his annual base salary in effect at the time of termination, plus (y) his target bonus for the year in which the termination occurs (as determined by the Board in its discretion).

                  If the Executive has foregone receiving all or a portion of his regular salary as authorized by the Board, any committee thereof or any officer authorized to determine salaries, payment to the Executive under this subsection (c) shall constitute full payment of all such amounts.

                           (d). subject to the restrictions set forth in
                  Sections 7.5 and 10, the forfeiture provisions applicable upon a termination of employment under the restricted stock award described in Section 5.4 shall lapse as of the date of the termination of the Executive's employment.

                  8.2 Termination with Cause, Death or Disability. The Corporation shall have the right to terminate the Executive's employment and this Agreement at any time with Cause (as defined in Section 8.3(a) below). If the Corporation terminates the employment of the Executive with Cause (as defined in Section 8.3(a) below), or upon the death or Disability (as defined in Section 8.3(b) below) of the Executive, the Term of Agreement shall terminate immediately thereafter and the Corporation shall pay the Executive or his beneficiary such compensation as is set forth in Sections 8.1(a) and 8.1(b) above and shall cause the payments to which the Executive is entitled under
         Section 5.3 above, if any, to be paid to the Executive in accordance with Section 5.3.

                  8.3      Definitions.

                           (a). For purposes of the Agreement, the term "Cause"
                  shall be limited to the following events: (i) drug abuse by the Executive; (ii) alcohol abuse by the Executive if it interferes with the efficient conduct of business by the Executive; (iii) theft, embezzlement or other similar act by the Executive of any tangible or intangible asset of the Corporation or any customer, supplier or investor of the Corporation; (iv) commission of any other criminal act by the Executive (whether or not the Executive is prosecuted and convicted) if such act causes or is likely to cause damage to the business of the Corporation; (v) a material breach by the Executive of any written agreement between the Corporation and the Executive, including, without limitation, this Agreement, the Proprietary Information and Inventions Agreement, or any written policy of the Corporation known by and applicable to all its employees, if the Executive fails to cure his breach within ten (10) days after notice of breach is given to the Executive by the Corporation; (vi) gross negligence or willful misconduct by the Executive in his conduct of the business of the Corporation, but a mere mistake in business judgment shall not constitute cause unless it is part of a continuing pattern of bad judgment that has caused actual damage to the Corporation or its business, and (vii) willful failure by the Executive to follow the instructions of the Board, to the extent such instructions are reasonably related to the business of the Corporation, are given in good faith to promote the interest of the Corporation, would not require the Executive to commit any illegal act and are not given to provide the Corporation with cause for terminating the Executive. This definition of cause shall not create in the Executive any right to employment or cause of action on account of termination of the Executive's employment with the Corporation without Cause.

                           (b). For purposes of this Agreement, the Executive's
                  employment with the Corporation shall be deemed to have terminated on account of "Disability" on the date on which the Executive is eligible for and commences benefits under the Corporation's program of long-term disability insurance.

         9. Change in Control. If a Change in Control occurs during the Term of Agreement and the Corporation terminates the Executive's employment other than for Cause (as defined in Section 8.3(a) above) during the three year period commencing on the effective date of the Change of Control, the Term of Agreement shall terminate immediately following such termination of the Executive's employment and the Executive shall be entitled to the following in lieu of the benefits described in Section 8:

                  9.1 Salary. The Corporation shall pay the Executive the portion of his base salary in effect at the time of termination as he may be entitled to receive for services rendered prior to the date of such termination.

                  9.2 Vacation. The Corporation shall pay the Executive for any accrued but unused vacation as set forth in Section 6.2.

                  9.3. Stock Option. The Corporation shall provide one of the following two benefits to the Executive with respect to the Option to the extent the Option is not already fully vested and exercisable on the date of the termination of the Executive's employment:

                           (a). the Corporation shall take all action necessary
to provide that the Option is fully vested and exercisable as of the date of the termination of the Executive's employment; or

                           (b). the Corporation shall make a lump sum payment to
                  the Executive in an amount equal to the value lost under the Option, payable as soon as administratively possible after the date of the termination of the Executive's employment.

                  The Corporation shall determine which benefit described in this Section 9.3 shall be provided to the Executive in its sole discretion. For purposes of subsection (b) above, the value lost under an Option shall be determined by calculating the net benefit lost by the Executive under the Option, exclusive of taxes, assuming that the Option was fully vested and exercisable on the date of the termination of the Executive's employment, that the Executive exercised the Option as of the date of the termination of the Executive's employment, and that Executive sold the shares of Corporation stock acquired by exercise of the Option on the date of the termination of the Executive's employment.

                  9.4 Lump Sum Payments. Subject to the restrictions set forth in Sections 7.5 and 10, the Executive shall be entitled to three lump sum payments by the Corporation, each in an amount equal to his base salary in effect on the date of the termination of the Executive's employment and his target bonus for the year in which such termination occurs. The first such payment shall be made as of the date of the termination of the Executive's employment, the second such payment shall be made as of the first anniversary of the date of the termination of the Executive's employment, and the third such payment shall be made as of the second anniversary of the date of the termination of the Executive's employment.

                  9.5 Restricted Stock. Subject to the restrictions set forth in Sections 7.5 and 10, the forfeiture provisions applicable upon a termination of employment under the restricted stock award described in Section 5.4 shall lapse as of the effective date of the termination of the Executive's employment.

         10. Condition on Payment of Benefits: The Executive agrees that he shall be entitled to payments and benefits under the terms of Sections 8.1(c), 8.1(d), 9.3, 9.4 and/or 9.5 above, as applicable, only if he executes a complete and general release in a form substantially comparable to the release set forth in Exhibit E hereto and incorporated herein by reference or in such other form as is determined to be necessary or desirable by the Corporation in its discretion, which release shall at least contain a release by the Executive and any beneficiary of the Executive entitled to receive all or any portion of the benefits specified in such Sections of any claims arising from the Executive's employment or associations with the Corporation or otherwise existing against the Corporation and its officers, directors, agents, employees, shareholders, and representatives at the time of execution of the release. Notwithstanding any other provision set forth herein, if the Executive elects not to execute such a general release, then the Executive's benefits under Section 8.1(c), 8.1(d), 9.3, 9.4, and/or 9.5 above, as applicable, shall consist solely of an amount equal to one-half (1/2) of the Executive's base salary in effect at the time of the termination.

         11. Change in Control: For purposes of this Agreement, "Change in Control" shall be deemed to have occurred if:

                  11.1 Tender Offer or Acquisition. Any "person" as defined in section 3(a)(9) of the Securities Exchange Act of 1934 (the "Act"), including a "group" (as that term is used in sections 13(d)(3) and 14(d)(2) of the Act), but excluding the Corporation and any employee benefit plan sponsored or maintained by the Corporation, including any trustee of such plan acting as trustee, who:

                           (a). makes a tender or exchange offer for any shares
                  of the Corporation's stock pursuant to which at least fifty percent (50%) of the Corporation's stock is purchased; or

                           (b). together with its "affiliates" and "associates"
                  (as those terms are defined in Rule 12b-2 under the Act) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the Corporation's stock;

                  11.2 Merger or Consolidation. The shareholders of the Corporation approve a definitive agreement or plan to merge or consolidate the Corporation with or into another corporation, to sell or otherwise dispose of all or substantially all of its assets, or to liquidate the Corporation; or

                  11.3 Change in Board. When, during the Term of Agreement, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death or retirement to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of the Term of Agreement shall be deemed to have satisfied such requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of the Term of Agreement, or by prior operation of this Section 11.

         12. No Conflicting Obligations. Executive represents and warrants that he is under no contract, agreement or understanding with any third party which would conflict with the terms and conditions of this Agreement or otherwise impair his ability to perform fully his duties hereunder.

         13. Investments. During the term of this Agreement, the Executive may without limitation purchase and divest passive interests in public or privately held incorporated or unincorporated business entities, provided such an interest does not constitute Competition within the meaning of Section 7.4(a) above or otherwise breach his obligations to the Corporation.

         14. Necessity of Agreement. The Executive acknowledges and agrees that the covenants and provisions set forth in Sections 7.2 and 7.3 of this Agreement are reasonably necessary for the protection of the Corporation and its Affiliates and that such covenants and provisions are reasonably limited with respect to the activities prohibited, the duration thereof, the geographical area thereof, the scope thereof and the effect on the Executive and the general public. The Executive further acknowledges and agrees that the purpose and effect of such restrictive covenants and provisions is solely to protect the Corporation and its Affiliates for a limited period of time from unfair competition by the Executive, and that the issuance of securities of the Corporation to the Executive, the employment of the Executive hereunder, and the enhanced provisions contained in this revised Agreement are conditioned upon the Executive agreeing to abide by and be bound by all of the covenants and provisions contained in this Agreement.

         15. Irreparable Damage. The Executive acknowledges and agrees that any breach of Sections 7.2 and/or 7.3 of this Agreement will result in irreparable damage and continuing injury to the Corporation. Therefore, in the event of any breach or threatened breach of any of the foregoing provisions of this Agreement by the Executive, the Executive acknowledges and agrees that the Corporation or any Affiliate shall be entitled, without limiting any other available legal or equitable remedy (whether conferred by statute or otherwise), to an injunction to be issued by any court of competent jurisdiction enjoining and restraining the Executive from committing any violation or threatened violation of this Agreement, and the Executive hereby consents to the issuance of such injunction. The Corporation shall not be required to post any bond to obtain any such injunction. The Executive agrees that all remedies available to the Corporation or any Affiliate (or any of them) by reason of a breach of any of the foregoing provisions of this Agreement are cumulative and that none is exclusive and that all remedies may be exercised concurrently or consecutively at the option of the Corporation or any Affiliate, as the case may be.

         16. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision (or part thereof) of this Agreement shall in no way affect the validity or enforceability of any other provisions (or remaining part thereof). If any part of any covenant or provision contained in this Agreement is determined by a court of competent jurisdiction, or by any arbitration panel to which a dispute is submitted, to be invalid, illegal or incapable of being enforced, then the court or arbitration panel so deciding shall interpret such provisions in a manner so as to enforce them to the fullest extent of the law. Without limiting the foregoing, in the event the restrictions on interference and solicitation as set forth in Section 7 or the geographic scope as set forth in Section 7.4 are determined to be invalid or unenforceable, the provisions of these Sections shall be deemed severable, and the invalidity or unenforceability of any provision (or part thereof) shall in no way effect the validity or enforceability of any other provision (or remaining part thereof).

         17. Other Agreements. This Agreement supersedes all prior agreements and understandings, oral or written, between the Corporation and the Executive with respect to the subject matter hereof.

         18. Amendment. No change, modification, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless reduced to writing and signed by the party against whom enforcement is sought.

         19. Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument.

         20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to its conflict of law provisions.

         21. Venue. Any litigation under this Agreement may be brought by the Corporation in the State of North Carolina, notwithstanding that the Executive is not at that time a resident of the State of North Carolina and cannot be served process within that state. The Executive hereby irrevocably consents to the jurisdiction of the courts of North Carolina (whether federal or state courts) over his or her person.

         22. Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, assigns and successors in interest. The Corporation shall have the right to assign this Agreement to an affiliate or subsidiary or surviving entity (including in the event of a Change in Control, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by any such assignee. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise by the Executive, such rights shall not be subject to commutation, encumbrance, or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be null and void.

         23. Withholding of Taxes. The Corporation may withhold from any compensation payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law, regulation or ruling.

         24. Headings. The headings contained in this Agreement are for reference purposes only and shall not be deemed interpretation of this Agreement.

         25. Representation. The Executive represents and warrants that he has consulted with and received advice from his own counsel (Goehring, Rutter & Boehn of Pittsburgh, PA) in electing to enter into this Agreement.

         26. Notices. Any notice given to either party hereto shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly and properly addressed to the party concerned at the address indicated below or to such changed address as party may subsequently give notice of:

         If to the Corporation:

                  BroadBand Technologies, Inc.
                  4024 Stirrup Creek Drive
                  P. O. Box 13737
                  Research Triangle Park, North Carolina  27709-3737

         If to the Executive:

                  David E. Orr
                  740 Creekwood Drive North
                  Fairview, Texas 75069

         27. Survival. The Executive and the Corporation agree that the provisions of Section 7 and Sections 14-27 herein shall survive the termination of this Agreement and the termination of the Executive's employment hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                            The Executive:

                                            DAVID E. ORR

                                                                         (Seal)
                                            (Signature)

                                            The Corporation:

                                            BROADBAND TECHNOLOGIES, INC.

ATTEST:                             By:
(Signature)
[Corporate Seal]
                                            Name:
                                            Title:
Secretary

                                    EXHIBIT A
                          BROADBAND TECHNOLOGIES, INC.
                        RESTRICTED STOCK AWARD AGREEMENT

         THIS AGREEMENT, made and entered into this ____ day of March, 1997, by and between BroadBand Technologies, Inc., a Delaware corporation (the "Company"), and David E. Orr (the "Executive").

         WHEREAS, the Executive and the Company have entered into an employment agreement (the "Employment Agreement") pursuant to which he will become entitled to a salary and other benefits in exchange for his services as President and Chief Executive Officer of the Company and for his compliance with noncompetition and nonsolicitation covenants set forth in the Employment Agreement; and

         WHEREAS, one of the benefits to which the Executive is entitled under the Employment Agreement is a restricted stock award of shares of the Company's common stock; and

         WHEREAS, this Agreement evidences the terms and conditions of the restricted stock award described in the Employment Agreement; and

         WHEREAS, the Executive desires to accept this award of restricted stock in full satisfaction of the Company's obligations with respect to the restricted stock award described in the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:


         1. AWARD. SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN, THE COMPANY HEREBY AWARDS TO THE EXECUTIVE, IN THE FORM OF RESTRICTED STOCK, EIGHTY THOUSAND (80,000) SHARES OF THE COMMON STOCK OF THE COMPANY, PAR VALUE $.01 (THE "STOCK"). THE SHARES AND ALL DISTRIBUTIONS WITH RESPECT TO THE SHARES SHALL BE SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTION 2 HEREOF.

         2. Restrictions. The Shares and any ownership interest in the Shares may not be sold, transferred, exchanged, pledged, hypothecated or otherwise disposed of to the extent that the Shares are subject to forfeiture as described below.

                  (a) Except as provided in subsections (b) and (c) below, if the Executive's employment with the Company shall terminate, for any reason, as determined by the Company in its discretion, prior to the fifth anniversary of the Award Date (such five year period is referred to herein as the "Restriction Period"), the Executive shall forfeit the Stock. The Executive may not sell, transfer, exchange, pledge, hypothecate or otherwise dispose of all or any portion of the Stock or any ownership interest therein during the Restriction Period.

                  (b) In the event that the Company terminates the Executive's employment without Cause (as defined in Section 8.3(a) of the Employment Agreement) during the Term of Agreement (as defined in Section 2 of the Employment Agreement), as determined by the Company in its discretion, prior to the fifth anniversary of the Award Date, and subject to the restrictions set forth in Section 7.5 and 10 of the Employment Agreement, the Restriction Period shall terminate and the Stock shall no longer be subject to forfeiture pursuant to subsection (a) as of the effective date of such termination of the Executive's employment.

                  (c) In the event that a Change in Control (as defined in Section 11 of the Employment Agreement) occurs during the Term of Agreement (as defined in Section 2 of the Employment Agreement and the Company terminates the Executive's employment other than for Cause (as defined in Section 8.6(a) of the Employment Agreement) during the three year period commencing on the effective date of the Change in Control, and subject to the restrictions set forth in Sections 7.5 and 10 of the Employment Agreement, the Restriction Period shall terminate and the Stock shall no longer be subject to forfeiture pursuant to subsection (a) as of the effective date of such termination of the Executive's employment.

         3. Documentation of Restricted Stock Award. The Executive's right to receive the Shares is conditioned upon his execution and delivery of this Agreement, and such other agreement, receipts and other documents as the Company may request, within thirty (30) days after request by the Company.

         4.       Stock Certificates.

                  (a) The Company shall retain, in a custodial capacity, stock certificates representing the Shares until forfeiture or lapse of the restrictions applicable to the Shares, whichever first occurs. Upon delivery to the Company of the executed Stock Power attached hereto and incorporated herein by reference, the Company shall register stock certificates representing the Shares in the name of the Executive, which stock certificates shall bear such legends as the Company deems appropriate.

                  (b) As soon as administratively possible following the expiration of the Restriction Period, the Company shall deliver to the Executive unrestricted stock certificates for the Stock, unless the Stock has been forfeited prior to such date.

                  (c) Upon forfeiture of the Stock pursuant to Section 2 above, the stock certificates held on behalf of the Executive shall be transferred to the Company pursuant to the executed Stock Power described in subparagraph (a) above.

         5.       Authority of Compensation Committee.

                  (a) Except as provided in subsection (b) below, the Compensation Committee of the Company (the "Committee") shall have the exclusive right to (i) interpret and construe the terms of this Agreement and any amendment hereto, and (ii) amend this Agreement, including but not limited to amendments in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles or amendments intended to correct any defect, supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem desirable to carry it into effect. Except as provided in subsection (b) below, all acts, determinations and decisions of the Committee made or taken pursuant to this Agreement or with respect to any questions arising in connection with the interpretation of this Agreement, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties.

                  (b) If the Executive shall provide to the Committee, within thirty (30) days after the date of any action taken by the Committee with respect to this Agreement, written notice of his objection to such action, such action shall be referred to a third party for review. The identity of such third party shall be agreed in writing by the Committee and the Executive. The decision of such third party on review shall be conclusive, final and binding upon all parties.

                  (c) If any reorganization, recapitalization, reclassification, stock split-up, stock dividend, or consolidation of the Stock, merger or consolidation of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments may be made by the Committee in its sole discretion in the terms, conditions or restrictions of this Agreement.

         6. Rights as a Shareholder. Except as otherwise provided in this Agreement, the Executive shall have all of the rights of a shareholder of the Company with respect to the Stock, including the right to vote the Stock to the extent the Stock has voting rights.

         7. Compliance with Securities Laws. The Executive agrees that he will not distribute or resell all or any portion of the Stock in violation of the Securities Act of 1933, as amended, that he will indemnify and hold the Company harmless against all liability for any such violation, that upon request he (i) will furnish a letter agreement containing any representations and/or undertakings which the Company shall request, and (ii) will accept a certificate representing share of the Company bearing any legend restricting transferability as the Company shall request to ensure compliance with securities laws. The Stock shall not be transferable except in compliance with the conditions indicated in such legends. Notwithstanding anything in this Agreement to the contrary, the restrictions applicable to the Stock set forth in Section 2 above shall not lapse if the Company reasonably believes, as determined by the Company in its discretion, that as a result of such lapse the Company will not be in compliance with all applicable federal and state securities laws.

         8. Stop Transfer Instructions. The Company shall have the right to have stop transfer instructions placed on or removed from the stock records of the Company with respect to the Shares until such time as the restrictions set forth in Section 2 above have lapsed, under the rules, regulations, and other requirements of the Securities and Exchange Commission, NASDAQ or any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Company may rely upon an opinion of counsel for the Company.

         9. Other Consideration. If additional shares of common stock of the Company, shares of stock in another corporation, or other consideration (including but not limited to dividends) is issued in connection with the Shares at a time at which the restrictions specified in Section 2 above have not lapsed, the Executive shall execute and deliver to the Company one or more additional Stock Powers with respect to any such stock, deliver to the Company the stock certificates representing any such stock, and forward to the Company any such other consideration. Such stock certificates and/or other consideration shall be retained by the Company and shall be credited to the account of the Executive and shall be distributed to the Executive, subject to forfeiture and the other terms and conditions of this Agreement, at the same time as the Shares are to be distributed free and clear of all restrictions.

         10.      Taxes.

                  (a) The Company shall have the right to withhold from any transfer or payment made to the Executive under this Agreement, in cash or stock, all Federal, state, city or other taxes as shall be required pursuant to any statute or governmental regulation or ruling. In connection with such withholding the Company shall be entitled to make any arrangement for withholding which is consistent with this Agreement.

                  (b) The Executive agrees to give the Company prompt written notice of any election made by the Executive under section 83(b) of the Internal Revenue Code of 1986, as amended.

         11. Administrative Costs. All costs and expenses in connection with the administration of this Agreement shall be borne by the Company.

         12. Limitation of Liability. The liability of the Company, its Board of Directors, the Committee, and their officers, employees and agents, under this Agreement and in the award of the Shares hereunder, is limited to the obligations set forth with respect to such award, and nothing herein contained shall be interpreted as imposing any liability in favor of the Executive with respect to any loss, cost or expense which such recipient may incur in connection with or arising out of any transaction involving the Shares that is subject to the provisions of this Agreement.

         13. No Right to Employment. Nothing in this Agreement shall be construed to confer upon the Executive any right to continue in the employ of the Company or to serve as an officer or director thereof, or interfere in any way with the right of the Company to terminate the Executive's employment at any time. Any rights of the Executive hereunder shall, except as otherwise provided by the Company, be no greater than the right of an unsecured general creditor of the Company. Any payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Section 5(a) above.

         14. Governing Law. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of North Carolina, except with respect to its choice of law provisions.

         15. Integration. The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Shares other than as set forth in this Agreement. Any modifications or any waiver of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modifications.

         16. Severability. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

         17. Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive.

         18. Binding Agreement. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns, including, without limitation, the estate of the Executive, and the executors, administrators, or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Executive.

         19. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Secretary of the Company at 4024 Stirrup Creek Drive, Suite 150, Durham, North Carolina 27703, or at such other address as the Company, by notice to the Executive, may designate in writing from time to time; to Executive at Executive's address as shown on the records of the Company, or at such other address as Executive, by notice to the Company, may designate in writing from time to time.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ATTEST: COMPANY:

BROADBAND TECHNOLOGIES, INC.

___________________________      By:________________________________
Secretary
(Corporate Seal)
EXECUTIVE:

DAVID E. ORR
____________________________(SEAL)

                                    EXHIBIT B
                          BROADBAND TECHNOLOGIES, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

                  THIS AGREEMENT, is made and entered into as of the 10th day of March, 1997 (the "Grant Date"), by and between BroadBand Technologies, Inc., a Delaware corporation (the "Corporation"), and David E. Orr (the "Optionee").

                  WHEREAS, Optionee and the Corporation have entered into an employment agreement (the "Employment Agreement") pursuant to which Optionee will become entitled to a salary and other benefits in exchange for his services as President and Chief Executive Officer of the Corporation and for his compliance with noncompetition and nonsolicitation covenants set forth in the Employment Agreement; and

                  WHEREAS, One of the benefits to which Optionee is entitled under the Employment Agreement is a nonqualified stock option award with respect to the Corporation's common stock; and

                  WHEREAS, this Agreement evidences the terms and conditions of the nonqualified stock option award described in the Employment Agreement; and

                  WHEREAS, Optionee desires to accept the nonqualified stock option award evidenced by this Agreement in full satisfaction of the Corporation's obligations with respect to the nonqualified stock option award described in the Employment Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

                  1. Grant of Option. Subject to the terms and conditions set forth herein, the Corporation grants to Optionee the option to purchase from the Corporation up to but not exceeding in the aggregate 350,000 shares of the Corporation's Common Stock, par value $.01 per share (Common Stock), at a price of Twelve Dollars and Fifty Cents ($12.50) per share. Vested options may be exercised, in whole or in part, at any time and from time to time during the Option Period as hereinafter defined. Unvested options may not be exercised. The Option Period shall commence six (6) months following the first date of this Agreement and shall terminate upon the earlier to occur of (i) March 10, 2007, the tenth anniversary of the date of grant of the option, or (ii) the termination of the following grace periods after Optionee ceases to be an employee of the Corporation or any of its Subsidiaries: (x) in the case of termination on account of the permanent disability of Optionee, twelve (12) months after the date of termination, (y) in the case of termination on account of the death of Optionee, twelve (12) months after the date of death and (z) in the case of termination on account of any reason other than the permanent disability or death of Optionee, thirty (30) days after the date of termination.

                  2.       Exercise of Option.

                           (a)  The option hereby granted shall be exercised by
Optionee delivering to the Secretary of the Corporation, from time to time, on any business day, written notice specifying the whole number of shares Optionee then desires to purchase. Payment in full of the option price of such shares must be made at the time the option is exercised. Payment may be made in cash or by certified or official bank check payable to the order of the Corporation for an amount in U.S. dollars equal to the option price of such shares. Payment may also be made in shares of Common Stock of the Corporation previously held by Optionee. Payment may also be made by combining cash and shares previously held. To the extent that shares previously held are used in making full or partial payment of the option price, each such share will be valued at the fair market value (as defined in subsection (b) below) thereof as of the date of exercise. Any overpayment will be promptly refunded, and any underpayment will be deemed an exercise of such lesser whole number of shares as the amount paid is sufficient to purchase.

                           (b) For purposes of this Agreement, the "fair market
                  value" of shares of Common Stock shall be determined as follows:

                           (i) For so long as the Common Stock is not traded in
                  any established securities market and no broker-dealer makes a market in the Common Stock, fair market value shall be determined in good faith by the Board of Directors of the Company (the "Board"). If a broker-dealer is making a market in the Common Stock, then the fair market value of the Common Stock on a given date shall be the mean between the highest and lowest quoted selling prices of the Common Stock on that date, said mean to be based on the sale of a minimum of 100 shares of Common Stock; provided, however, that if fewer than 100 shares of Common Stock are traded on such date or if no sales prices are quoted, then, in either such event, the fair market value of the Common Stock on such date shall be the mean between the lowest asked and the highest bid price in such market on such date.

                           (ii) If the Common Stock is traded on a national
                  securities exchange, then the fair market value of the Common Stock on a given date shall be the closing price of the Common Stock on such exchange based on the sales of a minimum of 100 shares of Common Stock; provided, however, that if fewer than 100 shares of Common Stock are traded on such date or if not sales prices are quoted, then fair market value of the Common Stock on such date shall be the closing price of the Common Stock on such exchange on the last prior date on which at least 100 shares were sold.

                  3.       Restrictions on Transfer of Option and Option Shares

                           (a)  This option is not transferable by Optionee
otherwise than by will or the laws of descent and distribution and is exercisable during Optionee's lifetime only by Optionee. No assignment or transfer of this option or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer this option the same shall terminate and be of no force or effect.

                           (b) Optionee agrees that Optionee will not distribute
or resell any shares (or other securities) issuable upon exercise of the option granted hereby in violation of the Securities Act of 1933, as amended, that Optionee will indemnify and hold the Corporation harmless against all liability for any such violation, that upon request Optionee (i) will furnish a letter agreement in connection with any exercise of this option containing any representations and/or undertakings which the Corporation shall request, and
(ii) Optionee will accept a certificate representing shares of the Corporation bearing any legend restricting transferability as the Corporation shall request to ensure compliance with securities laws. The shares shall not be transferable except in compliance with the conditions indicated in the legend.

                           (c) The Corporation may impose stop-transfer
instructions with respect to any shares (or other securities) subject to any restriction set forth in this Paragraph 3 until the restriction has been satisfied or terminates.

                  4.       Expiration; Vesting

                           (a)      The option granted hereby shall expire and
be of no further force and effect on the tenth annual anniversary of the date the option was granted, notwithstanding that Optionee remains employed by the Corporation or any of its Subsidiaries.

                           (b)      Any unvested option granted hereby shall
expire immediately upon Optionee ceasing to be an employee of the Corporation or any of its Subsidiaries without regard to reason or lack thereof.

                           (c)      The options hereby granted shall vest as
follows:

                                    (i)  50,000 shares when the fair market
value of a share of the Corporation's Common Stock (A) remains at or above $19.00 for 20 consecutive trading days; or (B) remains at or above $15.00 for 60 consecutive trading days;

                                    (ii)  an additional 50,000 shares when the
fair market value of a share of the Corporation's Common Stock (A) remains at or above $23.00 for 20 consecutive trading days; or (B) remains at or above $19.00 for 60 consecutive trading days;

                                    (iii)  an additional 50,000 shares when the
fair market value of a shares of the Corporation's Common Stock remains at or above $30.00 for 20 consecutive trading days;

                                    (iv)  an additional 50,000 shares when the
fair market value of a share of the Corporation's Common Stock remains at or $38.00 above for 20 consecutive trading days;

                                    (v)  an additional 75,000 shares when the
fair market value of a share of the Corporation's Common Stock remains at or above $57.00 for 20 consecutive trading days; and

                                    (vi)  an additional 75,000 shares when the
fair market value of a share of the Corporation's Common Stock remains at or above $76.00 for 20 consecutive trading days.

Notwithstanding any other provision of this Agreement, the Option shall become fully vested and exercisable, to the extent not already fully vested and exercisable, on the fifth anniversary of the Grant Date.

                  5. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative, or beneficiary to whom this option may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person.

                  6. Optionee Not A Shareholder. Optionee shall not be deemed for any purpose to be a shareholder of the Corporation with respect to any shares as to which this option shall not have been exercised and payment made as hereby provided and a stock certificate for such shares actually issued to Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

                  7. Corporate Transactions. The existence of this option shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  8. Antidilution. The shares with respect to which this option is granted are shares of the Common Stock of the Corporation as constituted on the date of this Agreement but if, and whenever, prior to the delivery by the Corporation of all the shares of Common Stock with respect to which this option is granted, the Corporation shall effect a subdivision or consolidation of shares, or other capital readjustment, or the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving any compensation therefor in money, services or property, then
(a) in the event of any increase in the number of such shares outstanding without receiving any compensation therefor, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately increased (except that any fraction of a share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the cash consideration payable per share shall be proportionately reduced, and (b) in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately reduced (except that any fractional share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the cash consideration payable per share shall be proportionately increased.

                  9. Deferral of Issuance of Shares. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or other governmental authority having jurisdiction in the premises shall require either the Corporation or Optionee to take any action in connection with the shares then to be issued, the issue of such shares shall be deferred until such action shall have been taken; the Corporation shall be under no obligation to take such action; and the Corporation shall have no liability whatsoever as a result of the non-issuance of such shares, except to refund to Optionee any consideration tendered in respect of the exercise price.

                  10. Issuance of Shares. Shares of Common Stock issued pursuant to the exercise of this option will be issued only in the name of Optionee and may not be transferred into the name of any agent of or nominee for Optionee until such time as Optionee has complied with the terms of this Agreement.

                  11.      Authority of Compensation Committee.

                  (a) Except as provided in subsection (b) below, the Compensation Committee of the Company (the "Committee") shall have the exclusive right to (i) interpret and construe the terms of this Agreement and any amendment hereto, and (ii) amend this Agreement, including but not limited to amendments in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles or amendments intended to correct any defect, supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem desirable to carry it into effect. Except as provided in subsection
(b) below, all acts, determinations and decisions of the Committee made or taken pursuant to this Agreement or with respect to any questions arising in connection with the interpretation of this Agreement, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties.

                  (b) If the Optionee shall provide to the Committee, within thirty (30) days after the date of any action taken by the Committee with respect to this Agreement, written notice of his objection to such action, such action shall be referred to a third party for review. The identity of such third party shall be agreed in writing by the Committee and the Optionee. The decision of such third party on review shall be conclusive, final and binding upon all parties.

                  (c) If any reorganization, recapitalization, reclassification, stock split-up, stock dividend, or consolidation of the Stock, merger or consolidation of the Corporation or sale or other disposition by the Corporation of all or a portion of its assets, any other change in the Corporation's corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of the Corporation, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Corporation or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments may be made by the Corporation in its sole discretion in the terms, conditions or restrictions of this Agreement.

         12. Taxes. The Corporation shall have the right to withhold from any transfer or payment made to the Optionee under this Agreement, in cash or stock, all Federal, state, city or other taxes as shall be required pursuant to any statute or governmental regulation or ruling. In connection with such withholding the Corporation shall be entitled to make any arrangement for withholding which is consistent with this Agreement.

         13. Administrative Costs. All costs and expenses in connection with the administration of this Agreement shall be borne by the Corporation.

         14. Limitation of Liability. The liability of the Corporation, the Board, the Committee, and their officers, employees and agents, under this Agreement and in the award of the Shares hereunder is limited to the obligations set forth with respect to such award, and nothing herein contained shall be interpreted as imposing any liability in favor of the Optionee with respect to any loss, cost or expense which such recipient may incur in connection with or arising out of any transaction involving the Shares that is subject to the provisions of this Agreement.

         15. No Right to Employment. Nothing in this Agreement shall be construed to confer upon the Optionee any right to continue in the employ of the Corporation or to serve as an officer or director thereof, or interfere in any way with the right of the Corporation to terminate the Optionee's employment at any time. Any rights of the Optionee hereunder shall, except as otherwise provided by the Corporation, be no greater than the right of an unsecured general creditor of the Corporation. Any payments to be made hereunder shall be paid from the general funds of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Section 5(a) above.

         16. Governing Law. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of North Carolina, except with respect to its choice of law provisions.

         17. Integration. The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Shares other than as set forth in this Agreement. Any modifications or any waiver of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modifications.

         18. Severability. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

         19. Waiver. The waiver by the Corporation of a breach of any provision of this Agreement by the Optionee shall not operate or be construed as a waiver of any subsequent breach by the Optionee.

         20. Binding Agreement. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns, including, without limitation, the estate of the Optionee, and the executors, administrators, or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Optionee.

         21. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Secretary of the Corporation at 4024 Stirrup Creek Drive, Suite 150, Durham, North Carolina 27703, or at such other address as the Corporation, by notice to the Optionee, may designate in writing from time to time; to Optionee at Optionee's address as shown on the records of the Corporation, or at such other address as Optionee, by notice to the Corporation, may designate in writing from time to time.


                  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and Optionee has hereunto set Optionee's hand and seal, all on the day and year first above written.

                                            BROADBAND TECHNOLOGIES, INC.

                                            By:                         ATTEST:
                                            Title:



Title:  Secretary

   DAVID E. ORR


                             (SEAL)

   ADDRESS:

                                   STOCK POWER



         FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to Eighty Thousand (80,000) shares of the common stock of BroadBand Technologies, Inc. (the "Corporation"), par value $.01, standing in the name of the undersigned on the books of the Corporation represented by Certificate No. , and does hereby irrevocably constitute and appoint attorney to transfer said stock on the books of the Corporation, with full power of substitution in the premises.


DATED:  ______________________



___________________________(SEAL)
David E. Orr



GUARANTEE: